EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

j2 Global, Inc.
Los Angeles, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-149641, 333-64986, 333-135340, 333-87504, 333-55402, 333-31064 and 333-203913) of j2 Global, Inc. of our reports dated March 1, 2018, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of j2 Global, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP

Los Angeles, California
March 1, 2018